NEWS  RELEASE
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NEW  BRUNSWICK  SCIENTIFIC  CO.,  INC.
BOX  4005  -  44  TALMADGE  RD.  -  EDISON,  NJ  08818-4005  -  732-287-1200
FAX  732-287-4222
INTERNET:  HTTP://WWW.NBSC.COM   -   E-MAIL:  BIOINFO@NBSC.COM

INVESTOR  CONTACT:
Samuel  Eichenbaum
Vice  President,  Finance  and  Treasurer
732.650.2500
E-mail:  same@nbsc.com

                                                           FOR IMMEDIATE RELEASE
                                                           ---------------------



         NEW BRUNSWICK SCIENTIFIC CO., INC., EXPANDS BOARD AND APPOINTS
                            JOEL JAFFE AS A DIRECTOR


EDISON,  NEW  JERSEY,  MARCH 8, 2004-New Brunswick Scientific Co., Inc. (NASDAQ:
NBSC), today announced the appointment of Joel Jaffe as a director of the Company. Mr. Jaffe has extensive financial experience including 27 years with KPMG LLP, a major independent audit and accounting firm, including 16 years as a partner. Mr. Jaffe, who will serve on the Company's audit committee, has been designated by the Board as an Audit Committee Financial Expert.

David Freedman, Chairman and Chief Executive Officer of New Brunswick Scientific, stated "Joel Jaffe brings to our Board of Directors a broad range of financial expertise, perspective and experience gained in both private industry and in public accounting. His insight and vision will add a new dimension to our Board as we take on more challenges and encounter new opportunities."

New Brunswick Scientific, an industry leader, provides a wide variety of research equipment and scientific instrumentation for use in medical, biological and chemical applications, as well as environmental research and commercial development of various goods. The Company's products are utilized in the creation, maintenance and control of physical and biochemical conditions required for the growth, detection and storage of microorganisms for the life sciences.

This press release includes statements that may constitute forward-looking statements made pursuant to the Safe Harbor provision of the Private Securities Litigation Reform Act of 1995. This information may involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, such statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Further information concerning risk factors is described in the Company's Securities and Exchange Commission filings.